EXHIBIT 99.1

          EQUITY INNS CORRECTS FOURTH QUARTER 2005 NET INCOME GUIDANCE


GERMANTOWN, Tenn., January 6, 2006 -- Equity Inns, Inc. (NYSE: ENN), the third largest hotel real estate investment trust (REIT), today announced a corrected version of its previously issued net income guidance. The Company now expects a net loss applicable to common shareholders for the fourth quarter 2005 in the range of ($4.7) million to ($3.6) million, or ($0.09) to ($0.07) per diluted share. The change in net income guidance is due to a fourth quarter non-cash impairment charge of approximately $4.3 million that previously was not properly considered in the fourth quarter guidance. The charge relates to two older hotels (average age of 18 years) and an undeveloped hotel land tract in Sandy, Utah. This non-cash impairment charge will be excluded from the Company's fourth quarter adjusted funds from operations (AFFO) and thus has no effect on the previously issued AFFO guidance of $0.23 to $0.25 per diluted share. The Company anticipates providing a full report of its fourth quarter 2005 earnings on February 16, 2006.

Certain matters discussed in this press release which are not historical facts are "forward-looking statements" within the meaning of the federal securities laws and involve risks and uncertainties. The words "may," "plan," "project," "anticipate," "believe," "estimate," "forecast, "expect," "intend," "will," and similar terms are intended to identify forward-looking statements, which include, without limitation, statements concerning our outlook for the hotel industry, acquisition and disposition plans for our hotels and assumptions and forecasts of future results for fiscal year 2005. Forward-looking statements are not guarantees of future performance and involve numerous risks and uncertainties which may cause our actual financial condition, results of operations and performance to be materially different from the results of expectations expressed or implied by such statements. General economic conditions, future acts of terrorism or war, risks associated with the hotel and hospitality business, the availability of capital, risks associated with our debt financing, hotel operating risks and numerous other factors, may affect our future results and performance and achievements. These risks and uncertainties are described in greater detail in our Current Report on Form 8-K filed on March 16, 2005 and our other periodic filings with the United States Securities and Exchange Commission (SEC). We undertake no obligation and do not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.

Notes to Financial Information
The Company operates as a self-managed and self-administered real estate investment trust, or REIT. Readers are encouraged to find further detail regarding Equity Inns organizational structure in its annual report on Form 10-K for the year ended December 31, 2004 as filed with the SEC.

Non-GAAP Financial Measures

Included in this press release are certain "non-GAAP financial measures," which are measures of the Company's historical or future financial performance that are different from measures calculated and presented in accordance with generally accepted accounting principles, or GAAP, within the meaning of

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applicable SEC rules. These include: (i) Gross Operating Profit Margin, (ii)
Funds From Operations, (iii) Adjusted Funds From Operations, (iv) Adjusted EBITDA, (v) Cash Available for Distribution (CAD), (vi) CAD Payout Ratio, (vii) Capitalization Rate (viii) Leverage Ratio, and (ix) Hotel Operating Statistics. The following discussion defines these terms, which the Company believes can be useful measures of its performance.

Funds from Operations

The National Association of Real Estate Investment Trusts, or NAREIT, defines funds from operations, or FFO, as net income (loss) applicable to common shareholders (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.. FFO is presented on a per share basis after making adjustments for the effect of dilutive securities. Equity Inns uses FFO per share as a measure of performance to adjust for certain non-cash expenses such as depreciation and amortization because historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. FFO is also used by management in the annual budget process.

Adjusted Funds From Operations

Equity Inns further adjusts FFO for losses on impairment of hotels, prepayment penalties on extinguishment of debt and other non-cash or unusual items. We refer to this as adjusted funds from operations, or AFFO. The Company's computation of AFFO and AFFO per diluted share is not comparable to the NAREIT definition of FFO or to similar measures reported by other REITs, but the Company believes it is an appropriate measure for this Company. The Company uses AFFO because it believes that this measure provides investors a useful indicator of the operating performance of the Company's hotels by adjusting for the effects of certain non-cash or non-recurring items arising from the Company's financing activities, impairment charges on hotels held for sale and other areas. In addition to being used by management in the annual budget process, AFFO per share is also used by the Compensation Committee of the Board of Directors as one of the criteria for performance-based compensation.

Because real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be less informative. NAREIT adopted the definition of FFO in order to promote an industry-wide standard measure of REIT operating performance. Accordingly, as a member of NAREIT, Equity Inns adopted FFO as a measure to evaluate performance and facilitate comparisons between the Company and other REITs, although FFO and FFO per share may not be comparable to those measures or similarly titled measures as reported by other companies.

About Equity Inns

Equity Inns, Inc. is a self-advised REIT that focuses on the upscale extended stay, all-suite and midscale limited-service segments of the hotel industry. The Company, which ranks as the third largest hotel REIT based on number of hotels, currently owns 123 hotels with 14,788 rooms located in 36 states. For more information about Equity Inns, visit the Company's Web site at www.equityinns.com.

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CONTACT: Equity Inns, Inc.
         Howard Silver
         Mitch Collins, 901-754-7774
                  Or
         Integrated Corporate Relations, Inc.
         Brad Cohen, 203 682-8211


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                                EQUITY INNS, INC.
                          2005 FORECAST RECONCILIATION



The following is a reconciliation of the Company's 2005 forecast of net income
(loss) to FFO and AFFO, both applicable to common shareholders, and illustrates the difference in these measures of operating performance (in thousands, except per share and unit data):


                                                                 For the Three Months Ended
                                                                         December 31
                                                                Low End                High End
                                                                 Range                  Range
                                                              -----------            ------------
Net income (loss) applicable to common shareholders           $(4,700)                  $(3,600)

     Add (subtract):
       (Gain) loss on sale of hotel properties                       -                         -
       Minority interests (income) expense                          50                        60
       Depreciation                                             13,415                    13,415
                                                              --------                  --------

Funds From Operations (FFO)                                      8,765                     9,875

       Loss on impairment of hotels                              4,250                     4,250
                                                              --------                  --------

Adjusted Funds From Operations (AFFO)                         $ 13,015                  $ 14,125
                                                              ========                  ========

Weighted average number of diluted common
     shares and Partnership units outstanding                   55,397                    55,397
                                                              ========                  ========

FFO per Share and Unit                                        $   0.16                  $   0.18
                                                              ========                  ========

AFFO per Share and Unit                                       $   0.23                  $   0.25
                                                              ========                  ========

Weighted average number of diluted common shares                54,009                    54,009
                                                              ========                  ========

Net income (loss) per common share                            $  (0.09)                 $  (0.07)
                                                              ========                  ========